UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

              DATE OF EARLIEST REPORTED EVENT - SEPTEMBER 30, 2005

                        WIRELESS AGE COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

            NEVADA                     001-31338                 98-0336674
(State or other jurisdiction of       (Commission              (IRS Employer
        incorporation)                File Number)        Identification Number)

                                765 15th Sideroad
                        King City, Ontario Canada L7B 1K5
                    (Address of principal executive offices)

                                 (905) 773-3529
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02: Termination of a Material Definitive Agreement.

Termination of Management Services Agreement

On September 30, 2005, Wireless Age Communications, Inc. (the "Company") entered into an agreement (the "Termination Agreement") with Simmonds Mercantile and Management Inc. ("SMMI") to terminate the Management Services Agreement (the "Management Services Agreement") between the Company and SMMI.

On May 1, 2003 the Company entered into a Management Services Agreement with Simmonds Capital Limited for the executive management services of John G. Simmonds, as CEO, Carrie J. Weiler, as Corporate Secretary, Gary N. Hokkanen, as CFO, as well as other individuals on a time to time basis, serving in non-executive level positions, for a monthly fee of $35,000. On January 1, 2004, Simmonds Capital Limited, acting with the verbal consent of the Company, assigned the Management Services Agreement to SMMI. Mr. Simmonds, Ms. Weiler and Mr. Hokkanen were 50%, 25% and 25% shareholders of SMMI, respectively.

As previously reported on a Form 8-K filed on September 16, 2005, Mr. Simmonds resigned as CEO of the Company on September 12, 2005 and Bradley J. Poulos was appointed as CEO on September 12, 2005. As John Simmonds was no longer providing executive management services to the Company as CEO, on September 30, 2005, the Company negotiated the termination of the Management Services Agreement effective October 1, 2005. Such Termination Agreement is filed herewith as
Exhibit 99.1.

Pursuant to the Termination Agreement, the Company has agreed to pay a Break Fee of $100,000 (CAD$118,000) paid in two equal amounts of $50,000 (CAD$59,000) on
October 3, 2005 and October 14, 2005. This Break Fee represents an amount equal to less than three of the remaining seven monthly fees under the Management Services Agreement. The Company has also agreed to directly employ Mr. Hokkanen, the Company's Chief Financial Officer (who had previously been remunerated through the Management Services Agreement) on customary terms for such position. The Company has also agreed to offer Ms. Weiler, the Corporate Secretary of the Company (who had also previously been remunerated through the Management Services Agreement), a consulting agreement on customary terms for such position. The Company intends to file Mr. Hokkanen's compensation agreement by amendment.

Item 8.01: Other Events.

Extension in Time Period to Complete Certain Closing Condition of Knowlton Pass Electronics Inc. Acquisition

On July 31, 2005, the Company exercised an option through its wholly-owned subsidiary, Marlon Distributors Ltd. ("Marlon"), to acquire all of the outstanding common shares of Knowlton Pass Electronics Inc. ("Knowlton Pass"). A Stock Purchase Agreement (the "Stock Purchase Agreement") between the owners of the issued and outstanding shares of Knowlton Pass and Marlon was executed as of July 31, 2005. All of the issued and outstanding shares of Knowlton Pass and 540,000 shares of the Company's stock are now in escrow, pursuant to an Escrow Agreement between Marlon and the owners of Knowlton Pass, pending the completion of certain closing conditions. In connection with the execution of the Stock Purchase Agreement, a Management Services Agreement has been entered into, pursuant to which 2078198 Ontario Limited will provide management services to Knowlton Pass. The parties originally agreed to limit the escrow period until October 1, 2005. However, all of the conditions of the Escrow Agreement could not be completed by that date and the parties have mutually agreed to extend the escrow period until October 15, 2005.

Item 9.01: Financial Statements and Exhibits.

Exhibit 99.1 Termination Agreement between Wireless Age Communications, Inc. and Simmonds Mercantile and Management Inc. dated September 30, 2005.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Wireless Age Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     WIRELESS AGE COMMUNICATIONS, INC.

Dated: October 6, 2005


                                           By: /s/ Bradley J. Poulos
                                               -------------------------------
                                               Name:  Bradley J. Poulos
                                               Title: Chief Executive Officer


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